UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2006

CARBIZ INC.
(Exact name of registrant as specified in its charter)

Ontario, Canada	000-52209	None
(State or other jurisdiction	(Commission File	(IRS Employer
of	Number)	Identification No.)
incorporation)

7405 North Tamiami Trail
Sarasota, Florida 34243

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (941) 952-9255

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

(b)      Effective September 22, 2006, Aldo Sistilli resigned as chief financial officer of Carbiz Inc. (the “Company”).

(c)      On September 25, 2006, the Company’s Board of Directors appointed Stanton Heintz as the new Chief Financial Officer of the Company. Mr. Heintz had served as the Company’s Chief Operating Officer since May 2002. Mr. Heintz joined the Company in May 2000 as a Vice President following the acquisition of TaxMax, Inc. by the Copmany, which was a company founded by Mr. Heintz. Prior to the acquisition of TaxMax, Inc. by Carbiz, Mr. Heintz had been the President of TaxMax, Inc. since September 1996. Mr. Heintz graduated from Bluffton College in Bluffton, Ohio with a Bachelor of Arts in Business Administration in 1971.

          Mr. Heintz has served as a director of the Company [INSERT MONTH] 200[X]. He does not hold any directorships in any other reporting companies. [NTD: Confirm.] Mr. Heintz does not have any family relationships with any of the Company’s other directors or executive officers and has not had any interest, direct or indirect, in any transaction within the last two years, or in any proposed transaction to which the Company was or is to be a party.

          A copy of the press release dated September 25, 2006 announcing Mr. Heintz’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated September 25, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARBIZ INC.

Date: September 26, 2006	By:	/s/ Stanton Heintz

Stanton Heintz
Chief Financial Officer